EXHIBIT 23




INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements
Nos. 2-89135; 33-13618; and 33-28533 of Kinark Corporation on Forms S-8 of our report dated February 14, 1997, except as to the second paragraph of the Long-Term Debt footnote for which the date is March 11, 1997 appearing in this Annual Report on Form 10-K of Kinark Corporation for the year ended
December 31, 1996.



/s/ Deloitte & Touche LLP
Deloitte & Touche LLP
Tulsa, Oklahoma
March 31, 1997